                                                                    EXHIBIT 10.9

                             EMPLOYMENT AGREEMENT

                 THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as
                                                 ---------
of the Effective Time (as defined below), by and among Meyer, Mohaddes Associates, Inc., a California corporation ("MMA"), Odetics ITS, Inc., a
                                              ---
Delaware corporation ("ITS"), and Abbas Mohaddes (the "Employee"). All
                       ---                             --------
capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Reorganization Agreement (as defined below).

                 WHEREAS, Odetics, ITS, Merger Sub, MMA and Shareholders have entered into an Agreement and Plan of Reorganization dated as of October 16, 1998 (the "Reorganization Agreement"), pursuant to which Merger Sub will merge
           ------------------------
(the "Merger") with and into MMA and MMA will become a wholly-owned subsidiary
      ------
of ITS at the Effective Time (as defined in the Reorganization Agreement).

                 WHEREAS, prior to the consummation of the Reorganization Agreement, the Employee was a shareholder and officer of MMA.

                 WHEREAS, ITS, MMA and the Employee desire to enter into an employment relationship pursuant to which subsequent to the consummation of the Reorganization Agreement the Employee will continue to be employed by MMA or, in the event MMA should merge with and into ITS, the Employee will become an employee of ITS.

                 WHEREAS, as a condition to consummation of the transactions contemplated by the Reorganization Agreement and concurrently herewith, the Employee, MMA and ITS have entered into a Noncompetition Agreement (the "Noncompetition Agreement"), pursuant to which the Employee has agreed to
 ------------------------
refrain from competing with MMA and ITS or taking certain other actions as provided in the Noncompetition Agreement.

                 WHEREAS, it is a condition to consummation of the transactions contemplated by the Reorganization Agreement that MMA, ITS and the Employee enter into this Agreement, and the parties have been materially induced to enter into the Reorganization Agreement on account of this Agreement.

                 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

             1.  Employment and Performance. During the Term (as defined below),
                 --------------------------
MMA hereby agrees to employ, and ITS hereby agrees to cause MMA to employ, the Employee full-time as an officer of MMA, or, in the event MMA should merge with and into ITS, as an upper-management level officer of ITS, and the Employee hereby accepts such employment. The Employee agrees to faithfully and diligently perform such related duties and services as may be reasonably determined and assigned to him from time to time by MMA and/or ITS. The Employee's initial duties shall be to act as the President of MMA, reporting to and subject to the direction of a Vice President of ITS. The Employee agrees to abide by the Articles of

Incorporation and Bylaws of ITS and MMA and all applicable laws and regulations, as each shall be amended and in effect from time to time, in performing the duties and services described herein.

         2. No Conflict. The Employee covenants and represents that he is not a
            -----------
party to any agreement or understanding which impairs or prohibits his ability to enter into, and perform services under, this Agreement.

         3. Term. The Employee shall be employed by MMA (or ITS in the event MMA
            ----
merges with and into ITS) on a full-time basis for a term of four (4) years plus additional one (1)-year terms as set forth herein (the "Term"), commencing at
                                                        ----
the Effective Time; subject, however, to earlier termination as hereinafter provided. Following the initial four (4)-year term, this Agreement shall automatically renew for successive one (1)-year periods unless either party gives the other at least sixty (60) days prior written notice of its intent not to renew this Agreement. The Employee shall devote all of his working time and attention to the affairs of MMA and/or ITS, except as may be specifically approved by the Board of Directors of MMA or ITS (the "Board"). The Term shall
                                                       -----
terminate upon the Employee's death or Total Disability. For purposes of this Agreement, "Total Disability" shall mean the Employee's disability for a continuous period of one hundred twenty (120) days, if such disability prevents him from performing his duties for MMA and/or ITS (the existence of such Total Disability shall be determined in good faith by the Board in the exercise of its reasonable judgment).

         4. Compensation. During the Term, the Employee shall be entitled
            ------------
to receive the following compensation for his services:

            a. Base Salary. The Employee shall receive a salary equal to
               -----------
Ten Thousand Dollars ($10,000) per month (the "Base Salary"), which Base Salary
                                               -----------
shall only be reduced in connection with a general decrease in the salary of all other executive officers of ITS and then in accordance with the average percentage decrease as applicable to all other executive officers of ITS. Such Base Salary shall be paid on a regular basis in accordance with ITS's normal payroll procedures and policies (including any deductions required by law (such as state and federal withholding taxes, social security taxes and other taxes) or deductions elected by the Employee (such as health care insurance premiums)).

                 b. Employee Benefits. The Employee shall be entitled to
                    -----------------
participate, subject to the provisions, rules and regulations applicable thereto, including provisions empowering the Board to modify and/or terminate any such plan or programs, in all Odetics', MMA's or ITS's, at the sole discretion of ITS, employee benefit and equity plans or programs (including bonuses, stock options, employee stock purchase plans, 401(k) plans, employee profit sharing plans, optional ITS-assisted vehicle ownership plan, vacation time, sick leave, health coverage, insurance and holidays) in accordance with the terms and conditions thereof, and, except as otherwise provided herein, such benefits shall be substantially similar to the benefits provided to similarly situated employees of ITS or Odetics whose primary function is to provide employment-related services for the benefit of ITS and/or the ITS business unit of Odetics (which business unit shall exist until such time as Odetics transfers to ITS all of the assets currently comprising such unit) as determined in good faith by ITS (the "Employee Benefits"). With respect to the ITS-assisted
                   -----------------
vehicle ownership plan, the Employee shall be entitled to a vehicle with an annual value of no greater than Seven Thousand Dollars ($7,000). With respect to Employee's vacation time and notwithstanding the foregoing, the number of vacation days per year to which the Employee is entitled as of the Closing Date under MMA's vacation policy shall be the number of vacation days per year to which Employee will be entitled after the Closing Date under ITS's vacation policy until such time as Employee is entitled to additional vacation days under the ITS vacation policy. For the purposes of determining the number of additional vacation days to which Employee is entitled under the ITS vacation policy, Employee's "start date" shall be deemed to be the date Employee commenced accruing vacation days under the MMA vacation policy.

                 c. Expenses. In accordance with MMA's or ITS's policies
                    --------
established from time to time, MMA or ITS will also continue to pay or reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the prior authorization thereof or subsequent presentment of appropriate receipts and vouchers therefor.

                 d. Insurance. During the Term of this Agreement, the errors and
                    ---------
omissions insurance coverage in effect for ITS during such period shall apply to and provide coverage for Employee with respect to claims made for occurrences not previously disclosed to ITS by MMA which occurred after September 1, 1997. ITS or its parent, Odetics, Inc. ("Odetics") will continue to carry professional liability insurance covering Employee during the Term with policy limits in an amount not less than $1.0 million per occurrence or $2.0 million in the aggregate.

         5.      Termination.
                 -----------

                 a. Termination by MMA or ITS for Cause. At any time MMA and/or
                    -----------------------------------
ITS shall have the right to immediately terminate the Employee's employment hereunder by written notice to the Employee upon a good faith finding by the MMA or ITS Board, in its reasonable judgment, of any of the following occurrences:

                          (i) the Employee's conviction of (a) a felony,
                 or (b) another serious crime involving material harm to the standing or reputation of MMA and/or ITS;

                          (ii) the Employee's misconduct or negligence in
                 the performance of his duties for MMA and/or ITS which causes or may cause material harm to MMA and/or ITS;

                          (iii) the Employee's intentional conduct bringing
                 MMA and/or ITS into public disgrace or disrepute, including, but not limited to, dishonesty, fraud, material and deliberate injury or attempted injury, in each case related to MMA and/or ITS or their respective businesses; or

                          (iv) a material breach by the Employee of any
                 of the terms or conditions of this Agreement or the Noncompetition Agreement which, if curable, is not cured to MMA's and/or ITS's reasonable satisfaction within fifteen (15) days (or such other time period as the parties may mutually agree in writing) of written notice thereof.

                 b. Voluntary Termination by the Employee (other than for Good
                    ----------------------------------------------------------
Reason) Payments Upon Voluntary Termination or Termination for Cause. The
--------------------------------------------------------------------
Employee shall have the right to voluntarily terminate this Agreement at any time upon fifteen (15) days prior written notice. In the event that the Employee voluntarily terminates his employment hereunder (other than for Good Reason) or this Agreement is terminated pursuant to Section 5.a above, MMA or ITS shall pay the Employee's Base Salary through the date of such termination only and shall have no responsibility for the payment of any other compensation or benefits to the Employee for any time period subsequent to such termination, including, without limitation, any bonuses. Nothing herein shall affect MMA's or ITS's obligation to provide benefits as required by COBRA or any other applicable federal or state law.

                 c. Termination by MMA and/or ITS Without Cause: Termination by
                    ------------------------------------------------------------
Employee for Good Reason. MMA and/or ITS may terminate this Agreement upon
------------------------
fifteen (15) days written notice "without cause" (i.e. , other than pursuant to Section 5.a above). Employee may terminate this Agreement for Good Reason by written notice to ITS. If MMA and/or ITS exercises this right, or if the Employee terminates employment for Good Reason, MMA or ITS shall pay to the Employee, as his sole and exclusive remedy for termination of his employment pursuant to this Section 5.c, the Base Salary and Employee Benefits that the Employee would have received had he remained in the employ of MMA or ITS, as the case may be, through and until the earlier to occur of (i) twelve (12) months from the effective date of Employee's termination or (ii) the expiration of the Term. Any amounts payable under this Section shall be paid according to the same schedule as would have applied if the Employee had remained in the employ of MMA or ITS, as the case may be, for such period, regardless of whether the Employee finds other employment. For purposes of this Agreement, "Good Reason" means the occurrence of any of the following (unless the Employee consents thereto in writing) which, if curable, is not cured to the Employee's reasonable satisfaction within fifteen (15) days (or such other time period as the parties may mutually agree in writing) of written notice thereof: (i) the assignment to the Employee of any duties materially inconsistent with his status as a senior executive of MMA or ITS, as the case may be, or a substantial alteration in the nature or status of his responsibilities (except alterations contemplated by MMA, ITS and the Employee at the Effective Time, including but not limited to the integration of the finance and accounting functions of MMA with ITS's finance and accounting functions); (ii) MMA's or ITS's material breach of any of the terms or conditions of this Agreement; (iii) the failure by MMA or ITS to pay the Employee the Base Salary payable under Section 4.a; (iv) the failure by MMA or ITS to provide the Employee with the Employee Benefits under Section 4.b; (v) the material breach by ITS of any of the terms and provisions of that certain Registration Rights Agreement of even date herewith among ITS, Employee and the other shareholders of MMA immediately prior to the Merger; (vi) the material breach by Odetics of any of the terms and provisions of that certain Registration Rights Agreement of even date herewith among Odetics, Employee and the other shareholders of MMA immediately prior to the Merger; (vii) the failure of ITS or Odetics to pay to Employee any consideration due Employee under the Reorganization Agreement; or (viii) the failure by MMA or ITS to provide the Employee with the Employee Benefits under Section 4.b.

                 d. Payments Upon Death or Total Disability. In the event that
                    ---------------------------------------
the Employee's employment hereunder is terminated on account of his death or Total Disability, MMA or ITS shall pay to the Employee's estate or the Employee, as the case may be, the Base Salary to which the Employee was entitled through the date of such death or Total Disability (the date of Total Disability shall mean the one hundred twentieth (120th) day of the Employee's disability for a continuous period, if such disability prevents him from performing his duties for MMA or ITS, as the case may be, as determined by the Board in the exercise of its reasonable judgment).

        6.     Place of Employment.  Employee shall be primarily assigned
               -------------------
throughout the Term of this Agreement to a site located in either the County of Los Angeles or the County of Orange, California.

         7.    Successors and Assigns. This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the successors and assigns of ITS and MMA, and, unless clearly inapplicable, all references herein to ITS and MMA shall be deemed to include any such successor. In addition, this Agreement shall be binding upon and inure to the benefit of the Employee and his heirs, executors, legal representatives and assigns; provided, that this Agreement and any provision hereunder shall not be assigned, transferred or delegated by the Employee without the prior written approval of the Board.

         8.      Covenants.  During the term of this Agreement, the Employee
                 ---------
will faithfully and diligently do and perform the acts and duties required in connection with his employment hereunder.

         9.      Entire Agreement: Waivers. This Agreement constitutes the
                 -------------------------
entire agreement between the parties pertaining to the contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         10.     Severability. All provisions contained herein are severable and
                 ------------
in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

         11.     Notices. Unless otherwise expressly provided herein, all
                 -------
notices, requests, demands, instructions, documents and other communications to be given hereunder by either party to the other shall be in writing, shall be sent to the address or fax number set forth below (provided that any party may at any time change its address for notice or other such information by giving written notice thereof in accordance with this Section), and shall be deemed to be duly given upon the earliest of (a) hand delivery, (b) the first business day after sending by reputable overnight delivery service for next-day delivery, (c) the third business day after sending by first class United States mail, properly addressed, postage prepaid, certified or registered, (d) the time of successful facsimile transmission (or in the event the time of receipt of the fax in the city where the fax is received is not during regular business hours on a business day, then at the customary hour for the opening of business on the next business day), but in either case only if a complete copy is also sent by first class United States mail (postage prepaid) on the same day as facsimile transmission or on the next business day, or (e) the date actually received by the other party: All notices shall be properly addressed as follows:

         To the Employee at:        Abbas Mohaddes
                                    3432 Seaglen Drive
                                    Rancho Palos Verdes, CA 90275
                                    Tel:    (310) 544-5056
                                    Fax:    (310) 544-3356

         With a copy to:            Cohen & Lord, a professional corporation
                                    4720 Lincoln Boulevard, Suite 200
                                    Marina del Rey, CA 90292
                                    Attn: Doug Gummerman
                                    Tel:    (310) 821-1163
                                    Fax:    (310) 821-7828

         To MMA or ITS:             Odetics ITS, Inc.
                                    1515 South Manchester Avenue
                                    Anaheim, CA 92802
                                    Attn: Chief Executive Officer
                                    Tel:  (714) 758-0200
                                    Fax:  (714) 780-7246

         With a copy to:            Brobeck, Phleger & Harrison LLP
                                    38 Technology Drive
                                    Irvine, CA 92618-2301
                                    Attn: Patrick Arrington
                                    Tel:  (949) 790-6300
                                    Fax:  (949) 790-6301

Any party may change its address, fax number or the person designated to receive notice by giving notice of the new address to each of the other parties hereto in the manner set forth above. Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the date of such notice sent in accordance with this Section.

         12. Applicable Law. The terms of this Agreement shall be governed by
             --------------
and construed in accordance with the laws of the State of California without reference to the choice of law principles thereof.

         13. Disputes. If the parties are unable, after good faith negotiations,
             --------
which each hereby covenants to undertake, to resolve any dispute arising between them within fifteen (15) days after notice is given of such dispute, then the dispute will be referred to arbitration (which the parties agree is the parties' exclusive means of resolving any such dispute) before one (1) arbitrator in Orange County, California, or any other place mutually agreed upon by the parties hereto, in accordance with the applicable rules then in effect of the Judicial Arbitration and Mediation Service (the "JAMS Rules") (or under any other form of arbitration mutually acceptable to the parties). Such arbitrator shall be selected by the mutual agreement of ITS and Employee, or if no mutual agreement can be reached within ten (10) days after the termination of the 15 day period referenced above in this Section, then such arbitrator shall be appointed by the arbitration service. The civil discovery statutes of the State of California shall apply to such arbitration. The determination made in accordance with the rules of JAMS (or such other form of arbitration as the parties may mutually agree) shall be delivered in writing to the parties hereto and shall be final and binding and conclusive upon the parties hereto and the amount of the claim, if any, determined to exist shall be a valid claim and no further remedy shall be available to either party with respect to such dispute and judgment may be entered upon such decision in accordance with applicable law in any court having jurisdiction thereof. The arbitration award shall include
(i) a provision that the prevailing party in such arbitration recover its costs relating to the arbitration and reasonable attorneys' fees from the other party,
(ii) the amount of such costs and fees, and (iii) an order that the losing party pay the fees and expenses of the arbitrator.

         14.     Indemnification. In the event ITS enters into an
                 ---------------
Indemnification Agreement with any of its other executive officers, ITS agrees to enter into an Indemnification Agreement, in substantially the same form, with Employee at the same time.

          COUNTERPART SIGNATURE PAGE TO MOHADDES EMPLOYMENT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       ODETICS ITS, INC.


                                       By:  /s/ Jack Johnson
                                            ------------------------------------
                                            Jack Johnson, President


                                       By:  /s/ Gregory A. Miner
                                            ------------------------------------
                                            Gregory A. Miner, Secretary


                                       MEYER, MOHADDES ASSOCIATES, INC.


                                       By:  /s/ Jack Johnson
                                            ------------------------------------
                                            Jack Johnson, Chairman


                                       By:  /s/ Gregory A. Miner
                                            ------------------------------------
                                            Gregory A. Miner, Secretary


                                       EMPLOYEE



                                       /s/ Abbas Mohaddes
                                       -----------------------------------------
                                        Abbas Mohaddes

                           NONCOMPETITION AGREEMENT

          THIS NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of
                                               ---------
the Effective Time (as defined below), by and among Odetics ITS, Inc., a California corporation ("ITS"), and Meyer, Mohaddes Associates, Inc., a
                         ---
California corporation ("MMA") (ITS and MMA are sometimes hereinafter referred
                         ---
to collectively as the "Company"), on the one hand, and Abbas Mohaddes (the
                        -------
"Employee"), on the other hand. All capitalized terms used herein and not
 --------
otherwise defined shall have the meanings ascribed to such terms in the Reorganization Agreement (as defined below).

          WHEREAS, Odetics, ITS, Merger Sub, Shareholders and MMA have entered into an Agreement and Plan of Reorganization dated as of October 16, 1998 (the "Reorganization Agreement"), pursuant to which Merger Sub will merge with and
 ------------------------
into MMA and MMA will become a wholly-owned subsidiary of ITS (the "Reorganization") at the Effective Time (as defined in the Reorganization
 --------------
Agreement);

          WHEREAS, prior to the consummation of the Reorganization Agreement, Employee was an officer and shareholder of MMA and, upon consummation of the transactions contemplated by the Reorganization Agreement, will receive significant benefit;

          WHEREAS, contemporaneously herewith ITS, MMA and Employee have entered into an Employment Agreement (the "Employment Agreement"), pursuant to which MMA or ITS will employ Employee and provide certain benefits to Employee, as further described in such agreement;

          WHEREAS, Employee possesses valuable knowledge of the business and affairs of the Company and its Affiliates (as defined below) and their policies, procedures, proprietary information and personnel and will be in a position to obtain such knowledge after the date hereof relating to the Company;

          WHEREAS, Employee has agreed to enter into this Agreement as a material inducement to the Company to enter into and consummate the transactions contemplated by the Reorganization Agreement on the terms and conditions set forth therein;

          WHEREAS, it is a condition to the Company's obligations under the Reorganization Agreement that Employee enter into this Agreement;

          NOW, THEREFORE, in consideration of the mutual promises in this Agreement and in the Reorganization Agreement, the parties agree as follows:

1 .  Agreement Not to Compete.
     ------------------------

     a.   Employee hereby agrees that he or she shall not, during the
Restricted Period (as defined below), for any reason, directly or indirectly, engage in any business that Competes (as defined below) with the Company or any of its Affiliates, and shall not, directly or indirectly, have any interest in, own, manage, operate, control, be connected with as a stockholder (other than as a stockholder of less than five percent (5%) of the issued and outstanding stock of a publicly-held corporation), joint venture, officer, partner, employee, consultant, other representative or agent or otherwise in any other capacity engage or invest or participate in, any business that Competes with the Company or any of its Affiliates. As used herein, the term "Competes" with the Company or any of its Affiliates shall mean selling,
      --------
offering for sale or assisting a third party to sell or offer for sale any product or service which competes with a product or service of the Company or its Affiliates, or otherwise competing with any of the businesses or reasonably anticipated businesses conducted by the Company or any of its Affiliates in any county or any other political subdivision of any state of the United States of America or in any other country in the world where the Company or any of its Affiliates conducts such business on the date hereof or at any time during the Restricted Period. Notwithstanding the foregoing definition of "Compete," the
                                                                -------
Company hereby acknowledges and agrees that Employee's employment or other engagement by a governmental entity or agency and teaching activities are not prohibited under the terms of this Agreement. Employee acknowledges that the Company's business currently serves all geographic and customer markets throughout the United States and the rest of the world. The term "Restricted
                                                                  ----------
Period" shall mean the longer of (i) the four year period following the
------
Effective Time, or (ii) the Employee's term of employment with MMA or ITS or any of their respective Affiliates plus the following: (A) in the event of termination of the Employee's employment pursuant to Sections 5.a or 5.b of the Employment Agreement, the twelve month period following the Employee's termination of employment, and (B) in the event of termination of the Employee's employment pursuant to Section 5.c of the Employment Agreement, the period through the conclusion of the Term.

     b. The parties expressly acknowledge and agree that the duration and geographic area for which the covenant not to compete set forth in this Section 1 is to be effective are reasonable. In the event that any court determines that the time period or the geographic areas provided for in this Section 1, or both of them, are illegal or unenforceable, the parties intend that such court shall limit such time period or geographic scope to the minimum extent necessary so that such covenant shall remain in full force and effect for the greatest time period and in the greatest geographical area that would not render it unenforceable. The parties intend that this covenant shall be deemed to be a series of separate covenants, one for each and every county of each and every state or other political subdivision of the United States of America and for any other country in the world where this covenant is intended to be effective.

     c. The parties agree that damages would be an inadequate remedy for the Company in the event of a breach or threatened breach of any provision of this Agreement and thus, in any such event, the Company may, either with or without pursuing any potential damage remedies, immediately obtain and enforce an injunction prohibiting Employee from violating this Agreement.

     d.   As used in this Agreement, "Affiliates" shall mean a person or
                                      ----------
entity who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person or entity (and shall be deemed to include the Parent).

     e. Notwithstanding anything to the contrary in this Agreement, the Restricted Period shall terminate ten (10) business days following the receipt by the Company of written notice from Employee of a Termination Event, provided that the Termination Event is not cured by the end of such ten day period. In order to constitute valid notice, such notice must identify the Termination Event and the specific actions necessary for the Company to cure the Termination Event. For the purposes of this Section l.e, a "Termination Event" shall mean
                                                -----------------
(i) the Company's failure to make any payments required under Section 4 of the Employment Agreement, unless such payments have been disputed in good faith by the Company, (ii) the Company's failure to pay any of the consideration due to Employee under the Reorganization Agreement, unless such payments have been disputed in good faith by the Company, (iii) the Company's failure to comply with its obligations to register Employee's shares of the Company's Common Stock under that certain Registration Rights Agreement of even date herewith among the Company, Employee and the other Shareholders, unless the Company in good faith disputes its obligation to register such shares, or (iv) the failure of Odetics, Inc., a Delaware corporation ("Odetics"), to comply with its obligations to register Employee's shares of Odetics' Class A Common Stock under that certain Registration Rights Agreement of even date herewith among Odetics, Employee and the other investors listed on the signature pages thereof, unless Odetics in good faith disputes its obligation to register such shares.

 2.  Agreement Not to Solicit.
     ------------------------

     During the Restricted Period, Employee shall not, acting in any capacity, directly or indirectly: (i) solicit, offer employment to, otherwise attempt to hire, or assist in the hiring of, any person employed by, or acting as a representative or agent of or consultant or adviser to, the Company or any Affiliate either on the date hereof or within the year preceding any such action on behalf of any person or entity other than the Company and its Affiliates,
(ii) encourage or induce, directly or indirectly, any person to leave the employment or engagement by the Company or any Affiliate; (iii) divert, or attempt to divert any person which is furnished services by the Company or any Affiliate or furnishes services for or to the Company or any Affiliate from doing business with the Company or any Affiliate (including any person or entity known by Employee to be a prospective customer, supplier or material service provider of the Company or Affiliate); or (iv) induce or attempt to induce any customer, supplier or material service provider of the Company or any Affiliate to cease being (or not become) a customer, supplier or material service provider of the Company and its Affiliates (including any person or entity known by Employee to be a prospective customer, supplier or material service provider of the Company or any Affiliate).

3.   Nondisclosure of Confidential Information.
     -----------------------------------------

     a. Employee acknowledges that, as between the parties, the Company and its Affiliates, own all right, title and interest in and to their respective Confidential Information (as defined below) and Employee agrees to assign and does hereby assign any and all rights Employee may have or acquire in such Confidential Information to the Company or its Affiliates, as applicable, without further compensation or award of any kind to Employee from the Company or any third party. Except as may be required by law or Employee's duties with respect to his employment with the Company, Employee shall not at any time, directly or indirectly, use, communicate, disclose, disseminate, lecture upon, publish articles or otherwise put in the public domain, any Confidential Information.

     b. All documents, records, notebooks, notes, memoranda, computer records and other repositories of or containing Confidential Information or any other information of a secret, proprietary, confidential or unpublished or undisclosed nature relating to the Company or any of its Affiliates, or to their respective products, operations or activities made or compiled by Employee at any time or made available to Employee, including any and all copies, extracts and summaries thereof, shall be the property of the Company or its Affiliates, as appropriate, shall be held by Employee in trust solely for the benefit of the Company or its Affiliates, as appropriate, and shall be delivered to the Company or its Affiliates, as appropriate, by Employee immediately on request.

"Confidential Information" means any and all information received, developed,
 ------------------------
created or discovered by or for the Company which has value in the Company's business or is of a secret, proprietary, confidential or unpublished or undisclosed nature relating to the Company or any of its Affiliates, or their respective products, operations or activities, including, without limitation, all trade secret information and other information relating to the Company or any Affiliates' performance, sales, financial, pricing, cost, manufacturing, contractual, and marketing information, ideas, knowledge and data, and all processes, products, formulae, designs, practices, methods, techniques, research, know-how, computer software and algorithms, customer lists, technical requirements of customers and identity and purchasing terms of suppliers, unless such information is in the public domain to such an extent as to be readily available to competitors without a violation of any confidentiality obligation.

4.   Disclosure and Assignment of Inventions.
     ---------------------------------------

     a.   Employee shall make full disclosure to the Company and its
Affiliates (as appropriate) and will hold in trust for the sole right and benefit of the Company and its Affiliates (as appropriate) any Inventions (as defined below) which Employee may (in whole or in part, either alone or jointly with others) conceive, or develop, or reduce to practice, or cause to be conceived or developed or reduced to practice at any time during the term of his employment with the Company. For purposes of this Section 4, the term "Invention" shall mean discoveries, developments, improvements, trade secrets,
 ---------
computer software, concepts and ideas, whether patentable or not, including processes, methods, designs, practices, formulae and techniques, as well as improvements thereof or know-how related thereto, concerning any past, present or prospective activities of the Company or its Affiliates with which Employee has or may become acquainted as a result of his or her involvement with the Company or any of its Affiliates.

     b. With respect to (i) Inventions made or conceived by Employee either during the term of Employee's employment or thereafter for so long as such information does not legally become public knowledge (whether or not with the use of the facilities, materials or personnel of the Company or any of its Affiliates) in whole or in part, either alone or jointly with others, and which are based on or related to Confidential Information, or (ii) Inventions made or conceived by Employee during the term of his employment with the Company (whether or not with the use of the facilities, materials or personnel of the Company or any of its Affiliates), in whole or in part, either alone or jointly with others, which relate to the business of the Company or Affiliate or to the Company's or any of its Affiliates' actual or reasonably anticipated research or development, or result from any work performed by Employee for the Company or any Affiliates, Employee hereby agrees:

          (1)  that, as between the parties, the Company or its Affiliates
(as appropriate) own all the right, title and interest in and to all such Inventions and all patent rights, copyright rights, trade secret rights, mask work rights and all other intellectual property and proprietary right anywhere in the world ("Rights") therein; and
               ------


          (2) to perform, during and after employment with the Company, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense but without any charge by Employee to the Company, in evidencing, perfecting, obtaining, maintaining, defending and enforcing Employee's assignment of Inventions and Rights pursuant to this Agreement in any and all countries, without further consideration to Employee above and beyond his previously agreed salary (if the services are performed during Employee's employment with the Company) or without further consideration above and beyond a reasonably and mutually agreeable compensation (if the services are performed after Employee's employment with the Company).

     In this regard, if the Company or its Affiliates (as appropriate) are unable for any reason whatsoever (other than by reason of a good faith dispute between the Company, or any of its Affiliates, and Employee concerning Employee's rights to any Inventions of which Employee has notified the Company in accordance with Section 5.g hereof) to secure Employee's signature to any lawful and necessary documents for the above purposes, Employee hereby irrevocably constitutes and appoints the Company or its Affiliates (as appropriate) and its officers, and each of them, as its agent and attorney in fact, with full power of substitution, to act for and on behalf, to execute and file any such applications and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Employee.

5.   Miscellaneous.
     -------------

     a. This Agreement is not a contract of employment and does not give Employee any right to employment for any specific period of time. Unless and until Employee shall have entered into a written employment agreement with MMA or ITS, Employee shall remain an employee at will during the term of Employee's employment at the Company. If there is a contract of employment between the Employee and MMA or ITS in effect at any time (e.g., the Employment
Agreement), whether effective before or after this Agreement becomes effective, this Agreement shall be deemed to be an amendment to such contract of employment unless such contract of employment expressly cancels this Agreement.

     b. All of the provisions set forth in this Agreement are continuing terms and shall survive both the execution of this Agreement and the Reorganization Agreement.

     C. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes any prior agreement or understanding; provided, however, that Employee's obligations pursuant to any proprietary information and inventions agreement executed for the benefit of the Company shall not be affected except to the extent such agreement conflicts with the provisions of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     d. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to its conflict of law provisions.

     e. Each provision of this Agreement shall be considered severable and if a provision is for any reason held to be invalid, all remaining provisions shall be enforceable. If any provision of this Agreement is held to impose a restriction upon Employee which is unenforceable in scope but could be made enforceable by limiting the scope, Employee and the Company agree to a modification of the invalid or unenforceable provision to the extent required for enforceability.

     f. This Agreement shall be binding and inure to the benefit of the parties and their respective successors in interest of any kind whatsoever.

     g. If the parties are unable, after good faith negotiations, which each hereby covenants to undertake, to resolve any dispute arising between them within fifteen (15) days after notice is given of such dispute, then the dispute will be referred to arbitration (which the parties agree is the exclusive means of resolving any such dispute) before one (1) arbitrator in Orange County, California, or any other place mutually agreed upon by the parties hereto, in accordance with the applicable rules then in effect of the Judicial Arbitration and Mediation Service (the "JAMS Rules") (or any other form of arbitration
                            ----------
mutually acceptable to the parties). Such arbitrator shall be selected by the mutual agreement of the Company and Employee, or if no mutual agreement can be reached within ten (10) days after the termination of the fifteen day period referenced above, then such arbitrator shall be appointed by the arbitration service. The civil discovery statutes of the State of California shall apply to such arbitration. The determination made in accordance with the rules of JAMS (or such other form of arbitration as the parties may mutually agree) shall be delivered in writing to the parties hereto and shall be final, binding and conclusive on the parties hereto, and the amount of the claim, if any, determined to exist shall be a valid claim and no further remedy shall be available to either party with respect to such dispute and judgment may be entered upon such decision in accordance with applicable law in any court having jurisdiction thereof. The arbitration award shall include (i) a provision that the prevailing party in such arbitration recover its costs relating to the arbitration and reasonable attorneys' fees from the other party, (ii) the amount of such costs and fees, and (iii) an order that the losing party pay the fees and expenses of the arbitrator.

     h. Unless otherwise expressly provided herein, all notices, requests, demands, instructions, documents and other communications to be given hereunder by either party to the other shall be in writing, shall be sent to the address/fax number set forth below (provided that any party may at any time change its address for notice or other such information by giving written notice thereof in accordance with this Section), and shall be deemed to be duly given upon the earliest of (i) hand delivery, (ii) the first business day after sending by reputable overnight delivery service for next-day delivery,
(iii) the third business day after sending by first class United States mail, properly addressed, postage prepaid, certified or registered, (iv) the time of successful facsimile transmission (or in the event the time of receipt of the fax in the city where the fax is received is not during regular business hours on a business day, then at the customary hour for the opening of business on the next business day), but in either case only if a complete copy is also sent by first class United States mail (postage prepaid) on the same day as facsimile transmission or on the next business day, or (v) the date actually received by the other party. All notices shall be properly addressed as follows:


     To Employee at:               Abbas Mohaddes
                                   3432 Seaglen Drive
                                   Rancho Palos, Verdes, CA 90275
                                   Tel:  (310) 544-5056
                                   Fax:  (310) 544-3356

     With a copy to:               Cohen & Lord, a professional corporation
                                   4720 Lincoln Boulevard, Suite 200
                                   Marina del Rey, CA 90292
                                   Attn: Doug Gummerman, Esq.
                                   Tel:  (310) 821-1163
                                   Fax:  (310) 821-7828

     To the Company at:            Odetics ITS, Inc.
                                   1515 South Manchester Avenue
                                   Anaheim, CA 92802
                                   Attn: Chief Executive Officer
                                   Tel:  (714) 758-0200
                                   Fax:  (714) 780-7246

     With a copy to:               Brobeck, Phleger & Harrison LLP
                                   38 Technology Drive
                                   Irvine, CA 92618-2301
                                   Attn: Patrick Arrington, Esq.
                                   Tel:  (949) 790-6300
                                   Fax:  (949) 790-6301


Any party may change its address or fax number for the purposes of this paragraph by giving notice of the new address to each of the other parties hereto in the manner set forth above. Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the date of such notice sent in accordance with this Section.

             [SIGNATURE PAGE TO MOHADDES NONCOMPETITION AGREEMENT]


The parties have agreed to and executed this Noncompetition Agreement as of the date first set forth above.


"ITS"                                   ODETICS ITS, INC.,
                                        a California corporation



                                        By:  /s/ Jack Johnson
                                             ---------------------------
                                             Jack Johnson, President and Chief
                                             Executive Officer



                                        By:  /s/ Gregory A. Miner
                                             ---------------------------
                                             Gregory A. Miner, Secretary



"MMA"                                   MEYER, MOHADDES ASSOCIATES, INC.,
                                        a California corporation



                                        By:  /s/ Abbas Mohaddes
                                             ---------------------------
                                             Abbas Mohaddes, Chief Executive
                                             Officer



                                        By:  /s/ Gregory A. Miner
                                             ---------------------------
                                             Gregory A. Miner, Secretary



"EMPLOYEE"                              /s/ Abbas Mohaddes
                                        --------------------------------
                                        ABBAS MOHADDES

                                       8